CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 002-95019/811-04189 on Form N-6 of our report dated March 26, 2025 relating to the financial statements of each of the divisions of Metropolitan Tower Separate Account Two appearing on Form N-VPFS for the year ended December 31, 2024. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 22, 2025

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 002-95019/811-04189 on Form N-6 of our report dated April 4, 2025, relating to the financial statements of Metropolitan Tower Life Insurance Company, appearing on Form N-VPFS of Metropolitan Tower Separate Account Two for the year ended December 31, 2024. We also consent to the reference to us under the heading “Independent Auditor” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 22, 2025